UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Atreca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38935	27-3723255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Rd., Suite 400 San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

(650) 595-2595

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 8, 2023, Atreca, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying it that on September 7, 2023, the average closing price of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), over the prior 30 consecutive trading days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on Nasdaq under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the Minimum Bid Requirement (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Class A Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Grace Period.

If the Company does not achieve compliance with the Minimum Bid Requirement by March 6, 2024, the end of the Grace Period, it may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of its publicly held shares and all other Nasdaq initial listing standards, with the exception of the bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other Nasdaq listing standards, Nasdaq could provide notice that the Class A Common Stock will be subject to delisting. In the event the Company receives notice that the Class A Common Stock is being delisted, the Company would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The Company intends to actively monitor the closing bid price of the Class A Common Stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other listing requirements. The notice has no immediate effect on the listing or trading of the Class A Common Stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other Nasdaq listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atreca, Inc.

Dated:	September 14, 2023	By:	/s/ Herbert Cross
Herbert Cross
Chief Financial Officer